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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          (Amendment No. _____________)

                    THE NATURAL ENERGY SOLUTIONS CORPORATION
--------------------------------------------------------------------------------
              (Exact name of small business issuer in its charter)

         New York                         5122                   13-4175489
--------------------------------------------------------------------------------
 (State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)



155 White Plains Road, Tarrytown, N.Y. 10591                      (914) 631-2255
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                  155 White Plains Road, Tarrytown, N.Y. 10591
--------------------------------------------------------------------------------
                   (Address of principal place of business or
                     intended principal place of business)

Erika Schwartz, MD, 155 White Plains Road, Tarrytown, N.Y. 10591 (914) 631-2255
--------------------------------------------------------------------------------
           (Name, Address and telephone number of agent for service)

                                   COPIES TO:

Jack H. Halperin, Esq., 317 Madison Ave.,                         (212) 378-1200
Suite 1421, New York, New York 10017

--------------------------------------------------------------------------------
Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
Common Stock      1,000,000     $2.00             $2,000,000        $606.06
--------------------------------------------------------------------------------
Title of each     Share         Proposed maximum  Proposed maximum  Amount of
class of          amount        offering price    aggregate         registration
securities        to be         per unit.         offering price.   fee.
to be             registered.
registered.
--------------------------------------------------------------------------------

 Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (ss.230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

 The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                    THE NATURAL ENERGY SOLUTIONS CORPORATION

                        1,000,000 shares of Common Stock

 This is our initial public offering of common stock. The initial public offering price is $2.00 per share. No public market currently exists for our common stock. We are selling 1,000,000 shares of common stock which have $.001 par value per share. This represents 10% of the total outstanding shares based on the maximum amount of the offering. We are a New York corporation.

 We will sell the shares ourselves and through underwriters. For sales through underwriters we will pay a maximum commission of 10% and a maximum non-accountable expense allowance of 3%. We will be selling our shares in a direct participation offering and through underwriters and no one has agreed to buy any of our shares and no underwriter has agreed to sell the shares for us.

 The offering will remain open until January 15, 2002, unless we decide to cease selling efforts prior to that date and unless a minimum of 125,000 shares are sold by that time, the proceeds will be returned with interest. We will escrow the proceeds with The Chase Manhattan Bank, N.A. until the minimum is reached. Investors must purchase a minimum of 500 shares.

 The securities offered hereby are highly speculative and involve a high degree of risk. See the caption "Risk Factors" commencing on page 5.

 The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              -----------------------------------------------------
                The date of this Prospectus is June 20, 2001

                                Table of Contents

Summary ...................................................................   3

Our Company ...............................................................   3

Risk Factors ..............................................................   5

Use of Proceeds ...........................................................   7

Dilution ..................................................................   8

Capitalization ............................................................   9

Plan of Distribution ......................................................   9

Management Discussion and Analysis
of Financial Condition ....................................................  10

Business ..................................................................  10

Principal Shareholders ....................................................  18

Management ................................................................  18

Certain Transactions ......................................................  21

Description of Securities .................................................  21

Shares Eligible for Future Sale ...........................................  22

Available Information .....................................................  22

Dividend Policy ...........................................................  23

Stock Transfer Agent ......................................................  23

Legal Matters .............................................................  24

                                     Summary

                                   Our Company

      Our company, The Natural Energy Solutions Corporation, is a newly-formed corporation formed in May 2001 under the laws of the State of New York. Our offices are located at 155 White Plains Road, Tarrytown, N.Y. 10591, and the telephone number is (914) 631-2255. The Company was formed to promote the innovative programs developed by Dr. Erika Schwartz.

      We promote and sell the Cellular Energy line of nutraceuticals. This unique line of energy boosting, anti-aging, rejuvenating supplements were specifically developed by Erika Schwartz, MD author of Natural Energy (CP Putnam- Jan. 1999). Dr. Schwartz has also developed a proprietary program for natural hormone supplementation.

      We intend to establish an educational organization for the benefit of the general public on topics of anti-aging, rejuvenation and natural hormone supplementation. Using integrative medical techniques, this organization will provide consistent, scientifically sound, impartial information via internet, books, print, television and radio.

      This organization is expected to become the national resource for people from 11 to 90 seeking to stay healthy and youthful for life.

      Unless   otherwise   indicated,   the  information  in  this   prospectus,
irrespective of the date referenced, assumes that there is no exercise of outstanding options or warrants to purchase additional shares. The total of all options and warrants outstanding, if exercised, would result in the issuance of 1,000,000 shares of common stock at $2.00 per share.

                                  The Offering

Common Stock offered for sale hereby              Up to a maximum  of  1,000,000
                                                  shares by us.

Offering Price                                    $2.00 per share offered to the
                                                  public.  The  shares are being
                                                  sold  on  a   "best   efforts"
                                                  basis.

Terms of the Offering                             The Offering The offering will
                                                  remain open until  January 15,
                                                  2002,   unless  we  decide  to
                                                  terminate the selling  efforts
                                                  prior to this date and  unless
                                                  a minimum  of  125,000  shares
                                                  are  sold  by that  time,  the
                                                  proceeds will be returned with
                                                  interest.  We will  escrow the
                                                  proceeds    with   The   Chase
                                                  Manhattan Bank, N.A. until the
                                                  minimum   is   reached.    The
                                                  minimum  subscription  for  an
                                                  investor is 500 shares.

                                                       Common
Authorized and                                         Stock
Outstanding
Shares of                Authorized:                   30,000,000
Stock                    Outstanding:
                         o Prior to Offering:           9,000,000
                         o After minimum
                            offering is sold            9,125,000
                         o After maximum
                            Offering is sold           10,000,000

Unless otherwise indicated, the information in this prospectus, irrespective of the date referenced, assumes that there is no exercise of outstanding options or warrants to purchase additional shares.

Plan of Distribution                              This is a direct participation
                                                  offering   and   an   offering
                                                  through  underwriters  with no
                                                  commitment    by   anyone   to
                                                  purchase   any   shares.   The
                                                  shares  will  be  offered  and
                                                  sold  on  a   "best   efforts"
                                                  125,000  shares or none  basis
                                                  by  our  principal   executive
                                                  officers    and     directors,
                                                  although  we  may  retain  the
                                                  services  of one or more  NASD
                                                  registered  broker/dealers  as
                                                  selling   agent(s)  to  effect
                                                  offers   and   sales   on  our
                                                  behalf.   The   broker/dealers
                                                  will receive a  commission  of
                                                  up to 10% on their sales. None
                                                  have been  retained as of this
                                                  date.

Use of Proceeds                                   Assuming   that   the   entire
                                                  offering will be sold, then up
                                                  to the first  $50,000  that we
                                                  raise  will be used to pay the
                                                  expenses of the offering.  The
                                                  priority  for funds  raised in
                                                  excess of that  amount will be
                                                  applied in the following order
                                                  (i) marketing; (ii) personnel;
                                                  (iii) website technology; (iv)
                                                  working   capital;   and   (v)
                                                  expansion.

                                  Risk Factors

      The  securities   offered  hereby  are  highly   speculative  and  involve
substantial risks. Prospective investors should carefully consider the following risk factors before making an investment decision.

Product candidates developed from our technology are in early stages of development.

      Many of our product candidates are in the early stages of development. Further and future development of these and any additional products will depend upon our ability to expand. Those product candidates still under development have not generated sales revenue.

      There have been limited sales to date of certain of the products to be offered by the Company.

      Market acceptance of our product candidates employing the selected technology is uncertain. If these products fail to gain acceptance, our business will suffer.

      The degree of market acceptance of any product candidates employing our technology will depend on a number of factors, including:

      o Establishment and demonstration of clinical efficacy and safety, especially as compared to conventional treatments ;

      o     Cost effective production;

      o     Alternative treatment methods;

      o     Reimbursement of policies of government and third-party  payors; and

      o     Marketing and distribution support for our product candidates.

      If products employing our technology do not achieve significant market acceptance, our business will suffer.

We have limited manufacturing capabilities.

      If we are unable to contract for or establish facilities to manufacture adequate quantities of products to meet demand, our business and financial condition will be harmed.

      We will seek to enter into supply agreements for the provision of products manufactured in a manner potentially approved for commercial distribution. Technical necessity and/or financial considerations may require us to establish the manufacturing facilities. We may not be able to successfully establish satisfactory supply agreements, establish our own manufacturing facility or obtain and maintain regulatory approval.

We have limited sales and marketing experience.

      If we are unable to develop adequate sales and marketing capabilities, we may be unable to directly commercialize our products.

      We currently have currently limited sales, marketing and distribution capabilities. We intend to choose to market our products directly through a sales and marketing force. In order to do this, we will have to develop a sales and marketing staff and establish distribution capability. Developing a sales and marketing force would be expensive and time-consuming and could delay market penetration. If we choose to market any of our products directly but are unable to successfully implement a marketing and sales force, our business and operating results will be harmed.

We are dependent upon the services of our Chief Executive Officer, Erika Schwartz, M.D.

      Erika Schwartz, M.D. developed the programs for which products will be sold by the Company and is the Company's Chief Executive Officer. She is also the principal person who will promote the programs through her books and personal appearances. Should her services become unavailable for any reason, it would hurt our business.

Lack of Patent Protection.

      The Company's product line of neutraceuticals and hormones are not eligible for patent protection because they are compounds found in nature. We believe that we have certain know-how relating to the use of these products that is not generally available. However, we may be unable to prevent other companies from selling products similar or even identical to ours.

The administration of hormones and neutraceuticals after commercialization, exposes us to product liability claims.

      Product liability claims may be expensive to defend and may result in large judgments against us. We are currently in the process of securing liability insurance with specified coverage limits. Although we believe these coverage limits are adequate, we cannot be certain that the insurance policies will be sufficient to cover all claims that may be made against us. Product liability insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms. Any claims against us, regardless of their merit, could harm our business, financial condition and results of operations.

We face intense competition and rapid technological change, and the failure to compete effectively would harm our business.

      The biotechnology and pharmaceutical industries are highly competitive and subject to significant and rapid technological change. Developments by our competitors may render our products obsolete or noncompetitive. We are aware of several pharmaceutical and biotechnology companies that are actively engaged in research and development in areas related to ours. These companies have commenced clinical trials or have successfully commercialized their products.

      Some  of  our  competitors  have  received   regulatory  approval  or  are
developing or testing product candidates that compete directly with our products. Many of these companies and institutions, either alone or together with their corporate partners, have substantially greater financial resources and larger research and development staffs than ourselves. In addition, many of these competitors have significantly greater experience than we do in:

      o     developing products;

      o     undertaking preclinical testing and clinical trials; or

      o     manufacturing and marketing products.

      Accordingly, our competitors may obtain patent protection, or commercialize products before we do. If we or our corporate partners commence commercial product sales, we or our corporate partners will be competing against companies with greater marketing and manufacturing capabilities.

      We also face intense competition from other nutraceutical companies to establish corporate partnerships, as well as relationships with academic and research institutions, and to license proprietary technology. These competitors, either alone or with their corporate partners, may succeed in developing technologies or products that are more effective than ours.

If our operating losses are greater than anticipated, we may need substantial additional funding. We may not be able to obtain sufficient funds to grow our business or continue our operations.

      We will continue to expend substantial resources for research and development, including costs associated with developing our technologies. Our future liquidity and capital requirements will depend on:

      o     the size and complexity of research and development programs;

      o     competing technological and market developments; and

      o     the  cost of  establishing  manufacturing  capabilities,  conducting
            commercialization   activities  and  arrangements  and  in-licensing
            products.

      We may be unable to raise sufficient funds to complete development of any of our product candidates or to continue operations. As a result, we may face delay, reduction or elimination of research and development programs or preclinical or clinical trials, in which case our business will suffer.

If our manufacturing facilities do not obtain or maintain current good manufacturing practices, we may not be able to commercialize our product candidates.

      We will depend on third parties to manufacture our products. Before commercializing a new nutraceutical, manufacturers must comply with the applicable current good manufacturing practice regulations, which include quality control and quality assurance requirements as well as the maintenance of records and documentation. Manufacturing facilities are subject to ongoing periodic inspection by the FDA and corresponding state agencies, including unannounced inspections, and must be licensed before they can be used in commercial manufacturing of our products. The discovery of previously unknown problems may result in restrictions on the marketing of a product, withdrawal of the product from the market, seizures, injunctions, or criminal sanctions. We cannot assure the investors that such third parties will be able to comply.

We are a newly-formed corporation without an operating history upon which to evaluate our performance.

      We were formed in May 2001. There is no operating history which would provide an adequate basis upon which you can evaluate our prospects and future performance. You should consider our prospects based on the risks, expenses and difficulties frequently encountered in the operation of a new business in a rapidly evolving industry characterized by intense competition.

There are risks associated with management of a changing business.

      Our future expansion would place significant demands on our administrative, operational, financial and other resources. We expect operating expenses and staffing levels to increase substantially in the future. In particular, we intend to hire a significant number of additional skilled personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be able to attract, assimilate or retain additional highly qualified employees and technical persons in the future. We also expect to expend resources with respect to future expansion of our accounting and internal management systems and the implementation of a variety of new systems and procedures. In addition, we expect that future expansion will continue to challenge our ability to hire, train, motivate and manage its associates. If our revenues do not increase in proportion to its operating expenses, our management systems do not expand to meet increasing demands, we fail to attract, assimilate and retain qualified personnel, or our management otherwise fails to manage our expansion effectively, there would be a material adverse effect on our business, financial condition and operating results.

It is in management's discretion as to the use of unallocated net proceeds.

      We have designated only limited specific use for the net proceeds from the sale of common stock described in this prospectus. We expect to use the net proceeds for working capital and general corporate purposes. Consequently, the Board of Directors and our management will have broad discretion in allocating the net proceeds of this offering. See "Use of Proceeds."

Our dividend policy inhibits the payment of dividends.

      We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our earnings, if any, for use in its business and do not anticipate paying any cash dividends in the foreseeable future. The payment of any future dividends will be at the discretion of our Board of Directors and will depend upon a number of factors, including future earnings, the success of our business activities, our general financial condition and future prospects, general business conditions and such other factors as the Board of Directors may deem relevant.

                                 Use of Proceeds

      We are seeking a new investment through this offering to expand our current operations immediately. Achievement of this primary plan is entirely dependent upon our ability raise a minimum of $250,000 through this offering. We may not be able to raise all or part of the funds we need to operate our business. If we are unable to raise these minimum funds, we will not be able to execute our primary plan as presently contemplated by management and we will return all funds received from subscribers.

      The maximum net proceeds from this offering may be as high as $1,950,000. If we are unable to sell all of the shares offered, the net proceeds would be lower. The minimum proceeds from this offering may be as little as $200,000.

In the table below, we have detailed the minimum operating budget for our business as currently planned. In addition, we have outlined in order of priority, the manner in which we intend to use the funds raised, assuming that we sell all of the shares offered. The net proceeds we would receive from the sale of all of the 1,000,000 shares offered by this memorandum are estimated to be approximately $1,800,000-::For lesser percentages of shares sold see the table following. The table also shows how we intend to use the proceeds of the offering.

                                          Minimum  Amount      Maximum Amount
                                             Required          of Net Proceeds
                                             --------          ---------------

Company Proceeds from
  the Offering                               $250,000             $2,000,000
Less: Offering Expenses                        50,000                 50,000
Net Proceeds from                            --------             ----------
  Offering                                   $200,000             $1,950,000
                                             --------             ----------

Use of Net Proceeds:
Salaries                                       20,000                250,000
Product Manufacturing                          80,000                100,000
Clinical Trials                                                      500,000
Marketing                                      20,000                250,000
Sales                                          20,000                210,000
Inventory                                      40,000                120,000
Computer Network                               10,000                150,000
Web Site Management                                                   60,000
General Working Capital(1)                     10,000                310,000
                                             --------             ----------
Total Use of Net
Proceeds                                     $200,000             $1,950,000

(1) We may use a portion of the proceeds allocated to working capital and general corporate purposes to pay a portion of trade payables incurred from time to time, if cash flow from operations is insufficient for these purposes. We also expect to hire additional people to engage in general and administrative activities.

                                    Dilution

      We were initially capitalized by the sale of common stock to our founders. The following table sets forth the difference between our founders and purchasers of the shares in this offering with respect to the number of shares purchased from us, the total consideration paid and the average price per share paid.

      The table below assumes the minimum amount of the Shares offered hereby are sold.

                  Shares Issued          Total Consideration Average Price
                  Minimum                                             Maximum
                  Number Percent         Amount Percent               Per Share
--------------------------------------------------------------------------------
Founders          9,000,000    98%        $   300,000    54.5%        $ .03
New Investors       125,000     2%        $   250,000    45.5%        $2.00

--------------------------------------------------------------------------------
Total             9,125,000   100%        $10,000,000     100%

The table below assumes the maximum amount of the Shares offered hereby are sold.

                   Shares Issued         Total Consideration     Average Price
                   Number Percent        Amount Percent          Per Share
--------------------------------------------------------------------------------
Founders          9,000,000   90%       $  300,000               $ .03
New Investors     1,000,000   10%       $2,000,000               $2.00
--------------------------------------------------------------------------------
Total            10,000,000  100%       $2,300,000  100%

      As of May 30, 2001, the pro forma net tangible book value of our common stock was $100,000 or $.01 per share based on the 9,000,000 shares outstanding. "Net tangible book value" per share represents the amount of total tangible assets less total liabilities, divided by the number of shares. After giving effect to the sale by us of 1,000,000 shares at an offering price of $2.00 per share and after deducting estimated expenses, our pro-forma net tangible book value as of that date would be $1,950,000 or $.195 per share, based on the 10,000,000 shares outstanding at that time. This represents an immediate dilution (i.e. the difference between the offering price per share of common stock and the net tangible book value per share of common stock after the offering) of approximately $1.81 per share to the new investors who purchase shares in the offering ("New Investors"), as illustrated in the following table (amounts are expressed on a per share basis):

(1) Calculations concerning dilution are based on an assumption of the offering being fully subscribed.

The following table represents the dilution per share based on the percentage sold of the total amount of shares being offered.

                                                        Shares          Shares
                                                      Minimum Sold     100% Sold
-------------------------------------------------------------------------------
Offering price                                           $2.00         $2.00
Net tangible book value before offering                    .01           .01
Increase attributable to the offering                      .02           .185
Net tangible book value after giving
  effect to the offering                                   .03           .195
Per share Dilution to new investors                       1.97          1.795
Percent Dilution per share                                  98%            90%

      We do not intend to pay any cash dividends with respect to our common stock in the foreseeable future. We intend to retain any earnings for use in the operation of our business. Our Board of Directors will determine dividend policy in the future based upon, among other things, our results of operations, financial condition, contractual restrictions and other factors deemed relevant at the time. We intend to retain appropriate levels of our earnings, if any, to support our business activities.

                                 Capitalization

This table represents our capitalization as of May 30, 2001 as adjusted to give effect to this offering.

                                                                           Shares          Shares
                                                                           100% sold       minimum sold
                                                            ACTUAL         ADJUSTED        ADJUSTED
Stockholders Equity
  Common Stock, $.001 par value
    Authorized-30,000,000 Shares                            9,000            10,000          9,125
    Issued and Outstanding 9,125,000 minimum,
                          10,000,000 maximum

Additional Paid in Capital                                 91,000         1,940,000        290,875

Total Stockholders Equity                                $100,000        $1,950,000        300,000

                              Plan of Distribution

      This is a direct participation with no commitment by anyone to purchase any shares. The shares will be offered and sold on a "best efforts" basis by our principal executive officers and directors at $2.00 per share until all shares are sold or until the offering is terminated or March 31, 2002.

           Management Discussion and Analysis of Financial Condition

Cash Requirements

      In order to finance the expansion of current operations, retire existing debt, and fund research and development projects, it is our intent to raise minimum gross proceeds of $2,000,000 from this public offering, to supplement income from fiscal 2001 operations. This will allow us to reduce the time frame to become fully operational from several years to less than one year. The following summarizes anticipated cash requirements to achieve these goals. Should we not raise the net minimum proceeds from this offering we would have to increase our debt to fund the aforementioned cash requirements.

Research and Development

      The developmental costs of the new nutraceutical products are estimated at $200,000.

                                    Business

The Industry

      The Industry has enjoyed an annual growth rate of 20% or greater for five consecutive years. According to the Nutrition Business Journal, the natural foods industry in 1999 was a $62.6 billion industry consisting of herbs, vitamins, minerals, sport supplements, organic food and beverages, natural products, functional foods, nutraceuticals and natural personal care. After years of enjoying sales growth through increased popularity and market share, the nutrition industry is now faced with the challenge of having to become more sophisticated in their marketing approach.

      The condition of the wellness industry today is such that there is a glut of nutraceutical and alternative products available to the public at large. These products are available in an unrestricted and minimally regulated market. The success of most of these products is based on expert marketing techniques rather than scientific soundness and clinical proofs.

      The drug industry has begun to turn its attention to the natural product market, consolidation and vertical integration are expected on-going trends. Combined with the increasing popularity of natural products and the industry's new focus toward mass markets, substantial growth is expected to continue for the long term.

      Proper categorization and brand recognition is becoming increasingly important. High growth, variable market drivers and the abundance of product categories and types resulted in market fragmentation leading to recent trends toward consolidation and vertical integration. Despite significant consolidation, companies below $25 million in sales still make up one half of the nutrition industry revenues.

The Company

Background

      The Company was formed in May 2001 to promote the innovative programs developed by Erika Schwartz, M.D. For many years, the American public has accepted the aging process as an explanation for progressive loss of energy. Based on the widely accepted and scientifically proven theory that fatigue is not a normal state, The Natural Energy Solutions Corporation was developed to provide solutions to the public that will correct this false belief. The Natural Energy Solutions Corporation through the advances of Dr. Erika Schwartz has developed a highly successful comprehensive program directed at anti-aging and rejuvenation through cellular energy enhancement..This program directly targets all men and women over the age of thirty with complaints of fatigue without active medical problems, as well as men and women in the recovery phases subsequent to chronic, acute and surgical illnesses.

      The Cellular Energy program and associated product line was developed by the founder of The Natural Energy Solutions Corporation Erika Schwartz, MD as a result of four years of research. The program is contained in the book, Natural Energy, published by CP Putnam & sons in January 1999. Dr. Schwartz's program has been used by tens of thousands of patients over a four-year period.

      The success of the book together with the public demand for a product line to support the Natural Energy program outlined in the book, resulted in the Cellular Energy line.

      The first mass market outlet used for the distribution of the Natural Energy Book is at QVC (International Home Shopping Network). The second is in Brazil through Skin Imports Ltd, an exclusive distributor direct to physicians and hospitals throughout Brazil and South America. Local markets include physician practices and retail health and beauty aid stores.

      At the present time, we are ready to expand awareness of the Natural Energy program and its associated products, to a national level. The approach we will be taking includes the use of the internet, television, radio and print as well as direct consumer advertising, in the form of a strategically designed high profile marketing plan.

      The headquarters of The Natural Energy Solutions Corporation, Inc are located at 155 White Plains Road, Suite 103, Tarrytown, NY 10591. Two other business locations are presently being evaluated in New York City.

Objectives

      Based on our projected revenues for the current fiscal year and our projected annual growth for the next three years, we are confident that by June 2002 we should be in a suitable position for an initial public offering. Our objective at the present time, is to propel us into a prominent national market position.

      To rapidly accomplish this goal we have developed a comprehensive plan to build our infrastructure, intensify and accelerate our marketing and sales activities, step-up product line development and expansion, enhance our corporate image, and expand our research and publication capabilities.

      Our starting point is the corporate image. In order to achieve our goal, we are embarking on the creation of an attractive and consistent corporate image that matches the mission of the Company. Once implemented, this image will be integrated into a national promotional campaign. This national campaign, already under way involves a multimedia approach. We will be creating an infomercial hosted by Erika Schwartz, MD the creator of the program and author of the book. The infomercial will provide an educational forum on natural energy based on scientific and clinical data, substantiated by testimonials by users of the products, including celebrities and other high profile patients of Dr. Schwartz's.

      Another very important aspect of our marketing strategy includes the expansion of the national exposure already received by Dr. Schwartz in the corporate arena. Corporate seminars are directed at increasing employee productivity through education on energy enhancement and books and product sales.

                                Program Strategy

Current Products

The Cellular Energy line of nutraceuticals presently offers three products:

The Cellular Energy Pak
The Immune Booster Pak

      The Cellular Energy Pak, our core product, consists of a uniquely formulated, proprietary combination of the amino acid L-carnitine and the enzyme Coenzyme Q10. Both L-carnitine and CoQ10 have been on the market since the 1950s. They have been consistently and successfully used in conventional clinical medicine for the treatment of various illnesses associated with serious energy depletion syndromes including heart failure, renal dialysis wasting and congenital carnitine deficiency. In the Energy Pak, these two safe, scientifically sound and simple to use supplements have been combined to enhance energy production at the cellular level, increase fat burning metabolic reactions, and improve general well-being in normal people without active medical problems who are suffering from fatigue, and lack of energy. Others, who benefit from the continuous daily use of the Energy Pak, include people recovering from illnesses, like chronic fatigue syndrome, surgical procedures, cancer surgery, radiation and chemotherapy or any other energy draining situations.

      Overall, our existing product line involves combinations of multiple supplements, vitamins, as well as skin absorbable products that uniformly increase the body's ability to make energy and provide the necessary fuel to improve the quality of the energy made. Hence the users of the products enjoy more energy, improved sense of well-being and better outlook on life. Our surgery line is key in preparation for surgery and rapid recovery after.

Research and Development

      Our research and development area concentrates on continuous expansion of the product line so as to maintain our cutting age position in this exploding industry. In response to the demonstrated needs of our market, new products being developed and expected to be available to the public in the near future include: racemic amino acid mixture in a highly tasty palatable form, and a collagen drink directed at improving energy production in the skin and thus diminishing the signs of aging. Another line of products in the development phase is a transdermal CoQ10 base complete skin energizing product line containing a different concentration of active ingredients than available in the present market.

      In addition to the above products, we have plans to introduce follow-up, or next generation products including sudden energy boost product line involving a combination of supplements and vitamins in an effervescent preparation that will provide the customer with a rapid surge of energy without using stimulants or empty calorie heavy food products.

Natural Hormone Solution

      Erika Schwartz, MD has developed a unique program through which those suffering from various types of hormone imbalances are treated with a proprietary combination of natural hormones. Because natural hormones are not broadly available commercially, Dr. Schwartz has developed an exclusive method of individualized dosing, titration and administration that is presently supplied by a dedicated laboratory. Using the proceeds of this offering, The Natural Energy Solutions Corporation will expand this specialized facility to provide those products and services, on a large scale.

      The Natural Hormone Solution is a direct outgrowth of the booming natural hormone supplementation practice developed by Erika Schwartz, MD over the past five years in response to the outcry for better and safer methods of treatment for both men and women with hormone imbalance, menopause, impotence, PMS, sexual dysfunction, weight control issues and age related deficiencies.

      Because there is a paucity of information and solutions available to the public looking for individualized treatment with natural hormones, Erika Schwartz, MD developed a unique method combining various amounts of natural hormones in a proprietary cream base and a special method of distribution which is presently manufactured to her specifications by the Natual Hormone Solutions Laboratory.

      It is our goal to establish this program as the gold standard for all physicians who prescribe natural hormone supplementation and disseminate this information to physicians across the country. It is our goal to maintain the status of an exclusive pharmaceutical company which manufactures and distributes the Erika Schwartz, MD formulation of natural hormone supplementation. We will accomplish this goal through marketing to the public and to physicians directly with the backing of The Hormone Bible whose publication date is April 2002.

      The Hormone Bible will become the definitive manual for both physicians and the lay public to follow. The Hormone Bible details the solution to hormone imbalance, and the National Hormone Solution Laboratory will become the hub of production, distribution and education for both the medical doctors and consumers.

      We will also team up with strategic partners in the sponsorship of public and professional events focusing on the anti-aging and rejuvenation provided by energy enhancement modalities. We are also actively engaged in the development of protocols for physician use in the are of natural hormone supplementation.

      Partnerships with Albert Einstein College of Medicine and SUNY- Downstate College of Medicine departments of Obstetrics and Gynecology, are being developed by Dr. Erika Schwartz in order to conduct joint studies on the symptom relief obtained with our particular method of hormone supplementation. All data obtained will be published in medical trade journals, thus elevating the profile of our products from the conventional medical standpoint.

                                 Market Analysis

Market Definition

      The supplement market is the fastest growing segment of the health care industry. Nutritional supplements sales in the year 2000 were in excess of 3.6 billion dollars. More than 60% of the population uses over the counter supplements, vitamins and herbal preparations. Leading retailers including Duane Reade, CVS, WalMart and Brooks Pharmacy generated more than $500 million in sales of private label nutraceuticals. The expolsive rate of market growth has created a glut of products with an increasing gap in consumer education. Although sources of information abound, the quality and scientific basis for the data on nutritional supplements are scant. While any consumer has access to a panoply of products, labeling limitations and the lack of scientific support limits their successful usage.

      Our company is unique because the products we sell are supported by the program developed by a highly successful physician and leader in the field of Integrative Medicine. The line of supplements we promote are integral parts of a scientifically sound and proven energy enhancing program. These programs have been published through accredited publishers and other media outlets.

      The risk of working with nutraceuticals is low. Time from development to market is minimal due to the lack of FDA regulations.

      This is an abstract from the Ohio State University School of Medicine's Nutritional Web Site:

      Medical treatments for chronic disease problems often include advice concerning diet. Additionally, many dietary supplements are available for sale, some of which make health claims. These compounds may be sold as "nutriceuticals", or as "alternative" or "complementary" therapies. Complementary and alternative therapies are not intrinsically better or worse than conventional treatments, they're just different. Use of such therapies does not absolve one of the responsibility to be a thoughtful, informed consumer. One of the many challenges facing caregivers today is finding and interpreting information that will permit them to decide the proper role for these popular, sometimes heavily advertised and lucrative, products.

      The Dietary Supplement Health and Education Act of 1994 established a framework for labeling and providing information about nutrition-related products, herbs and other botanicals. The Act permits labels to contain a statement describing how the product affects structure and function or general well-being in humans, but not to make specific health claims. The label also must carry the disclaimer: "This statement has not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure, or prevent any disease."

Customer Profile

      A partial list of actual customers has been derived from our one and a half year track record. The book Natural Energy (CP Putnam-Jan. 1999, and Berkeley- Jan. 2000) authored by Erika Schwartz, MD. The basic customer profile was the outgrowth of the highly successful Natural Energy Program developed by Erika Schwartz, MD. Since its initial publication, the book has sold more than 30,000 copies in hard cover. Based on demographic data obtained from distribution channels for the book, including but not being limited to Amazon.com, Putnam Publishing, the general clinical medical practice of Erika Schwartz, MD as well as the results of the 12 city book tour and the lectures Erika Schwartz, MD has been giving across the country on the topic of Natural Energy, the following is our customer profile:

      Any man or woman in the 30 + age group in need of natural energy boosting supplementation. Most frequently the client demographics in our target market include people who have a minimum of high school education, who are well informed with regard to health matters who are interested in improvement of personal health, anti-aging and peak performance. With the expansion of the information available on wellness and natural methods of improving health, our customer profile is a dynamic constantly growing segment of the population.

Competition

      To date there are no other companies specializing in the Cellular Energy segment of the market. While there are multiple competitors selling the individual L-carnitine as well as Coenzyme Q10 products in numerous forms, preparations, dosages and packaging, there is no product that combines these two products for use. Nor is there any other published comprehensive program, created and endorsed by a physician, to enhance the energy system at the cellular level.

      Other companies selling the products charge competitive prices as follows:
            L-carnitine 250mg/60caps- between $30-$60
            Coenzyme Q10 30mg/120 gelcaps- between $40-$80

      In all market comparisons and testing, the The Natural Energy Solutions Corporation products provide more customer friendly features (palatability, ease of administration, attractive packaging), and show superior performance (improved absorbability, no side-effects) than other competitive products. In most cases the number of differences is substantial. Our pricing has also been found to be competitive with the rest of the market The rigorous quality assurance laboratory tested standards of our products are also remarkable. Our strategic partners involved in the development of our products are all facilities with long track records of safety, purity and sound scientific foundation. Complete technical data is available.

      The Cellular Energy products perform in virtually all situations. The combined action of L-carnitine and Coenzyme Q10 in the direct production of energy at a cellular level is unsurpassed by either product when used individually. L-carnitine transports fatty acids inside the cell to provide the substrate necessary for energy production in the cellular factories where CoQ10 actively participates in the creation of high energy molecules. The interrelation of these two main supplements create a uniquely successful set-up for the production of high energy which on a whole body level translates into rejuvenation and antiaging, immune system peak performance as well as improved muscular development and increased fat burning. This winning combination is unique on the market today.

      The Company believes that it offers the only medically directed program of Cellular Energy supplementation. However, the Company could face substantial competition in the sale of neutraceuticals and related supplements which consumers purchase for use without the medical guidance provided in the Company's programs.

      Nutritional supplements are sold primarily through the following channels of distribution: health and natural food stores, mass market retailers (drug store chains, supermarkets and other mass merchandisers), and direct sales channels (including network marketing, catalog and internet distribution).

      The Company's principal competitors in the health and natural food store market include Nutraceutical International Corporation, Weider Nutrition International, Inc., and Solgar Vitamin and Herb Company (acquired by American Home Products, Inc. during 1998). In the mass market channel of distribution, the Company may also compete with major private label and broadline brand manufacturers, including Pharmavite Corp., Rexall Sundown, Inc., NBTY, Inc. and Leiner Health Products Inc. most of which are larger and have access to greater resources than the Company. Several major pharmaceutical companies including American Home Products, Warner-Lambert and Bayer, all of whom have substantially greater financial and personnel resources than the Company, introduced proprietary branded lines of herbal supplements into the mass market channel during 1998.

      The Company believes it competes on the basis of customer service, product quality and marketing support. The Company believes that it competes favorably with other companies because ot its (i) sales and marketing support, (ii) customer service (including speed of delivery), and (iii) reputation as being a supplier of premium quality products.

      The bases upon which the Company believes that it can compete successfully against these products is that it offers its products as part of a medically supervised and medically endorsed program. It will also target its marketing to physicians, who can offer the program to their patients, as well as marketing to ultimate consumers.

      In addition to the aforementioned retail competitors, the Bronson catalog competes with may other nutritional supplement catalogs, including those distributed by Swansons, Vitamin Shoppe, NPTY and individual retail stores and chains. Bronson also competes with the many internet sites that are devoted to the sale of nutritional supplements.

Risk

      The principal business risk at the present juncture is delaying the rapid expansion of The Natural Energy Solutions Corporation. Having established the success and safety of the Natural Energy program, the products associated with it, the book describing the program as well as the unique use of the energy boosting supplements The Natural Energy Solutions Corporation is the only corporation in the United States positioned to potentially capture the market today.

      Beyond the business position, the president of the company, Erika Schwartz, MD is the creator of the Natural Energy program, the idea person who combined the initial L-carnitine and CoQ10 and developed the Cellular Energy Pak, as well as the expanded product line touched upon in the book. Promotion of the whole package depends on the exposure offered to Erika Schwartz, MD through the backing of the investors in The Natural Energy Solutions Corporation. In order to minimize the risk posed by one key person, it is our intention to transition the success of the corporation from Erika Schwartz, MD to an extensive product line, book sales, Cellular Energy branding of products to be sold in retail stores, pharmacies, health food stores, on QVC, in Cellular Energy kiosks to be placed in malls, airports and other high volume traffic areas.

Marketing Plan

      Responses from our customers who have been using our products for more than 2 years indicate that our product is enjoying an excellent reputation. Through our continued efforts with significant influx of capital we intend to enhance our reputation and market the results we have obtained thus far. Relationships with original product manufacturers and retailers (Cary 's Pharmacy, Florida Chiropractic Institute, QVC, Ecological Formulas, Skin Imports
Ltd), substantiate the fitness of the Cellular Energy products for considerable growth and acceptance in the natural supplement, energy boosting market.

      The Natural Energy Solutions Corporation's marketing strategy stems from the goal of enhancing, promoting and supporting the fact that our products are the best in the market, and as part of the Natural Energy program, they provide a comprehensive, safe, user friendly, and highly effective means of regaining, enhancing and maintaining our energy levels. Our strategy addresses another key point. The consumers of our products have a program manual to follow. They are not left searching the internet or other sources for ways to use the supplements. No other supplement line to date offers this simplicity and guidance to the customer.

Sales Strategy

      Because of the special market characteristics (there are no limitations, niche or gender specific marketing issues), our sales strategy includes a sweeping/complete blanketing national multimedia campaign conducted directly by the author, creator and developer of the program and product line, Erika Schwartz, MD.

Distribution Channels

      The Natural Energy Solutions Corporation has branded the whole product line under the Cellular Energy brand. The distribution channels for the books and products include already established vehicles, Internet website, Retail Markets, and Physician/Dentists/Chiropractic offices. In addition to expanding on the present outlets, additional outlets will be created immediately after funding has been completed. These outlets include but are not limited to: Free standing Cellular Energy kiosks in airports, malls, spas, sports clubs, Infomercial- TV as well as radio promotional spots.

      The determining factors in the choice of the distribution channels are the strategic, stepwise expansion of the market penetration by the Cellular Energy system based on ongoing market research, sound financial status, and proven performance records based on the establishment of a comprehensive data base.

      Our mixes of distribution channels are enhanced by the advantages offered by the national exposure received by Erika Schwartz, MD on an ongoing basis.

                               Regulatory Matters

Government Regulation.

      The manufacturing, processing, formulating, packaging, labeling and advertising of the Company's products are subject to regulation by several federal agencies, including the United States Food and Drug Administration (the "FDA"), the Federal Trade Commission (the "FTC"), the United States Department of Agriculture and the Environmental Protection Agency. These activities are also regulated by various agencies of the states, localities and foreign countries in which the Company's products are manufactured, distributed and sold. The FDA, in particular, regulates the formulation, manufacture and labeling of vitamin and other nutritional supplements in the United States.

         In October 1994, the U.S. Congress enacted the Dietary Supplement Health and Education Act of 1994 ("DSHEA"). This law revised the provisions of the Federal Food, Drug, and Cosmetic Act (the "FFDC Act") concerning the composition and labeling of dietary supplements and, in the judgment of the Company, is favorable to the dietary supplement industry. The legislation created a statutory class of "dietary supplements." This class includes vitamins, minerals, herbs, amino acids and other dietary substances for human use to supplement the diet, and the legislation grandfathers, with certain limitations, dietary ingredients on the market before October 15, 1994. A dietary supplement which contains a new dietary ingredient, one not on the market before October 15, 1994, requires evidence of a history of use or other evidence of safety establishing that it will reasonably be expected to be safe. The substantial majority of the products marketed by the Company are classified as dietary supplements under the FFDC Act.

      Both foods and dietary supplements are subject to the Nutrition Labeling and Education Act of 1990 (the "NLEA"), which prohibits the use of any health claim for foods, including dietary supplements, unless the health claim is supported by significant scientific agreement and is either pre-approved by the FDA or the subject of substantial government scientific publications and a notification to the FDA. To date, the FDA has approved the use of only a limited number of health claims for dietary supplements. However, among other things, the DSHEA amends, for dietary supplements, the NLEA by providing that "statements of nutritional support" may be used in labeling for dietary supplements without FDA preapproval if certain requirements, including prominent disclosure on the label of the lack of FDA review of the relevant statement, possession by the marketer of substantiating evidence for the statement and post- use notification to the FDA, are met. Such statements, commonly referred to as "structure function" claims, may describe how particular nutritional supplements affect the structure, function or general well-being of the body (e.g. "promotes your cardiovascular health").

      Advertising and label claims for dietary supplements and conventional foods have been regulated by state and federal authorities under a number of disparate regulatory schemes. There can be no assurance that a state will not interpret claims presumptively valid under federal law as illegal under that state's regulations, or that future FDA regulations or FTC decisions will not restrict the permissible scope of such claims.

      Governmental regulations in foreign countries where the Company plans to commence manufacturing or sales may prevent or delay entry into the market or prevent or delay the introduction, or require the reformulation or relabeling of certain of the Company's products. Compliance with such foreign governmental regulations is generally the responsibility of the Company and the Company's distributors for those countries. These distributors are independent contractors over whom the Company has limited control.

      As a result of the Company's efforts to comply with applicable statutes and regulations, the Company may be required from time to time to reformulate, eliminate or relabel certain of its products and to revise certain provisions of its sales and marketing program. The Company cannot predict the nature of any future laws, regulations, interpretations or applications, nor can it determine what effect additional governmental regulations or administrative orders, when and if promulgated, would have on its business in the future. They could, however, require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not capable of reformulation, additional recordkeeping, expanded documentation of the properties of certain products, expanded or different labeling, and/or scientific substantiation. Any or all of such requirements could have a material adverse effect on the Company's results of operations and financial condition. On November 18, 1998, the FTC published "Dietary Supplements: An Advertising Guide for Industry," a guide describing FTC policy governing dietary supplement advertising. The guide provides additional explanation but does not substantively change the FTC's policy requiring that product claims be truthful and supported by adequate substantiation as to the truthfulness of the claim.

Advertising and Promotion

      The  Natural  Energy  Solutions   Corporation's  overall  advertising  and
promotional objective is to position the Natural Energy Programs as the leading antiaging and rejuvinating programs in the market.

      We are developing an advertising campaign built around the national exposure and celebrity status already achieved by Erika Schwartz, MD and the Cellular Energy program. The Natural Energy Solutions Corporation has a simple but effective message that will become the tag line in all our advertising endeavors;

            When you have energy, you feel good, When you feel good, you look good,

            When you look good, you stay young ....

            Thus, the Natural Energy Program and Cellular Energy products are nothing short of The Fountain of Youth.

      During 2001, The Natural Energy Solutions Corporation will focus on the following publicity strategies:

      Creating an extremely attractive and easily identifiable corporate image through the Cellular Energy brand:

            o     Upgrading and redesigning the present website

            o     Expanding the interactive section of the website

            o     Expanding the contract with QVC

            o     Creating the Natural Energy Infomercial

            o Distributing the Infomercial into the National Television Satellite network as well as in key markets around the country

      We will also create a database and tracking system for evaluation of incremental revenues generated from our advertising, promotion and publicity efforts.

Conclusion

      The Natural Energy Solutions Corporation already enjoys an established track record of excellence and honesty with our present customer base. Their constant expressions of satisfaction, encouragement and trust are numerous and can be found on our website in our fan mail. We are committed to continue our growth and advancement into the market place with more products, more education and more support for our clientele in their constant search for energy and eternal youth.

Employees

      As of March 31, 2001, we employed a total of three employees, two of whom are in management, and one in customer service and support.

      None of our employees are represented by a labor union. We have not experienced any work stoppage and consider relations with our employees to be good.

Facilities

      We currently lease our office facility on a year to year basis for $3,500 per month to provide space for administration, technical support, and customer service.

      Our facilities are adequate for our current needs and suitable additional space, when needed, will be available to accommodate expansion of our operations on commercially reasonable terms.

                             Principal Shareholders

      The following table sets forth certain information regarding beneficial ownership of our common stock as of May 30, 2001, by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Act of 1934 (the "Exchange Act") who is known by us to own beneficially 5% or more of the common stock, (ii) each director of the Company, and (iii) all directors and executive officers as a group. Unless otherwise indicated, all persons listed below have sole voting power and investment power with respect to such shares. The total number of shares authorized is 30,000,000 shares, each of which is $.001 per share par value. 9,000,000 shares have been issued and are outstanding as follows:

                                                        Shares Beneficially           Shares Beneficially
                                                        Owned Prior to Offering       Owned after Offering
                                                        -----------------------       --------------------

                                                           Number    Percent            Number     Percent
                                                           ------    -------            ------     -------
Erika Schwartz, MD                                       5,600,000    62.2%           5,600,000      56%

Trust for Lisa Schwartz                                  1,000,000      11%           1,000,000      10%

Trust for Katrin Armet                                   1,000,000      11%           1,000,000      10%

Christine Iurato, RN                                     1,000,000      11%           1,000,000      10%
                                                         ---------  ------           ----------  ------
Total Shares Outstanding                                 9,000,000  100.00%          10,000,000  100.00%

Directors and officers as a group 6,600,000 shares

                                   Management

      There are currently three (3) members of the Board of Directors. The following table sets forth information with respect to the directors and executive officers.

                                                                                                      DATE SERVICE
      NAME                           AGE                          OFFICE                              COMMENCED
-------------------------------------------------------------------------------------------------------------------
Erika Schwartz, MD*                   51                    Chairman, President                         May 2001
                                                            & Chief Executive Officer

Christine Iurato, RN*                 40             Executive Vice President-Clinical Affairs          May 2001

Kenneth Chandler                      53                          Director                              May 2001

      All directors will hold office until the next annual stockholder's meeting and until their successors have been elected or qualified or until death, resignation, retirement, removal, or disqualification. Vacancies on the board will be filled by a majority vote of the remaining directors. Our officers serve at the discretion of the board of directors. We intend to increase the board from its present three members to a minimum of six members by adding outside directors at our next shareholders meeting.

      Our management team brings more that thirty years of experience in the fields critical to the success of the corporation. They involve but are not limited to management, the clinical practice of medicine, medical marketing, consumer education and quality assurance.

      The officers and directors are set forth below.

Erika Schwartz, MD - Chairman, President & Chief Executive Officer

      Erika Schwartz, MD is a graduate of NYU and SUNY Downstate College of Medicine cum laude, member of AOA honor society, Dr. Schwartz has been a leader in the medical community. A well respected Trauma Doctor-Director of Westchester County Medical Center, Dr. Schwartz was a founder of the Westchester County EMS system. Over the past 15 years Dr. Schwartz maintained an active clinical practice while developing her expertise as a business woman. General partner in the first MRI in Westchester County, principal owner of Chappaqua Medical (a multispecialty turnkey medical office practice), Vice President for Marketing for CMI (a public company specializing in physician practice management), and consultant to KLM-Royal Dutch Airlines, Duracell International and Kyowa Hakko Japan.

      In 1999 Dr. Schwartz published her first book NATURAL ENERGY-CP Putnam and sons and started a new phase of her career. She developed a proprietary line of energy enhancing nutraceuticals, and became a national spokesperson on topics of anti-aging and rejuvenation. The nutraceutical line which was the seed for the Medical Update corporation attracted QVC and international interest. Finally, Dr. Schwartz developed a new and unique method for treatment of hormone deficiency for both men and women. This method led to the development of the Natural Solutions Laboratory and the soon to be published book THE HORMONE BIBLE-Warner, to be published in April 2002.

Christine Iurato, RN - Director, V. President Clinical Operations

      Christine Iurato, RN is a graduate of Pace University with a degree of Bachelor in Science, Ms. Iurato has worked as a nurse in clinical practice and as an administrator in corporate settings. She has spent the past 8 years in the position of Executive Vice President of Infusion Services at Olsten Health Services, a public company. In this position, Ms. Iurato was responsible for management and operation of 42 specialty pharmaceutical facilities, controlling a budget of $300,000,000 and annual revenues in excess of $700,000,000.

      Ms. Iurato has been a leader in the field of Infusion Therapy and has lectured extensively on the topic. Ms. Iurato became associated with Dr. Schwartz in 1999 as a consultant and subsequently became a partner in the Company whose expertise is directed at development and operation of clinical facilities.

Executive Advisory Board

      We have established an informal executive advisory board, appointed by Erika Schwartz, MD. The role of the executive advisory board is to be available to assist our management with general business and strategic planning advice upon request from time-to time. Accordingly. the executive advisory board members intend to devote themselves part-time to our affairs. The members are as follows:

Louis Cregler, MD

      Louis Cregler, MD is Dean, at CUNY-Sophie Davis College of Medicine.

Kenneth Chandler

      Publisher-New York Post.

William Holmes

      President and CEO-Holmes and Kennedy Real Estate.

Executive Compensation

      The following table sets forth the annual remuneration paid to the highest paid officers and directors of the Company for the annual period ended December 31, 2000.

Name                       Capacities in Which                      Aggregate
                        Remuneration was Received                   Remuneration
--------------------------------------------------------------------------------
Erika Schwartz, MD      Chairman, President and Chief               $150,000
                        Executive Officer

Christine Iurato, RN    Executive Vice President-Clinical Affairs   $100,000

Employment Agreements

      We plan to enter into employment agreements with each of Dr. Schwartz and Ms. Iurato providing for annual base salaries of $150,000 and $100,000, respectively and such bonuses as the Board of Directors may from time to time authorize.

Stock Options

      We have not adopted any formal stock option plans to reward and provide incentives to our officers, directors, employees, consultants and other eligible participants, but is anticipated we will do so as follows: (a) an executive stock incentive plan, (b) an incentive stock option plan, and (c), a stock incentive plan. The board set aside 500,000 shares for issuance under these plans, if and when adopted. Awards under each plan may be in the form of incentive stock options or nonqualified stock options. We will not grant nonqualified stock options with an exercise price of less than 85% of the fair market value of our common stock on the date of grant of the relevant option. The plans will be administered by our board of directors, which is authorized to select the plan recipients, the time or times at which awards may be granted and the number of shares to be subject to each option awarded.

Other Transactions

      All transactions between our company and its officers. directors and 5% or more shareholders will be on terms no less favorable to the Company than that which could be obtained from independent third parties.

Directors' Compensation

      Our directors receive no compensation for their services as directors. Members of the executive advisory board will receive payment for their services, travel and other expenses incurred in connection with attendance at each meeting.

Indemnification of Officers and Directors

      At present we have not entered into individual indemnity agreements with our officers or directors. However, our by-laws contain a provision which requires us to indemnify any director or officer or former director or officer against actual expenses incurred in defending any legal action where they are a party by reason of being or having been a director or officer. However we are not require to indemnify any such person who is found to be liable for negligence or misconduct in their performance of their duty.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such case.

Directors and Officers Insurance

      We are exploring the possibility of obtaining directors and officers ("D & 0") liability insurance. We have obtained several premium quotations but have not entered into any contract with any insurance company to provide said coverages as of the date of this offering. There is no assurance that we will be able to obtain such insurance.

                              Certain Transactions

      In May 2001, the Board of Directors sold an aggregate of 8,700,000 shares to founders at a price of $0.01 per share, to Dr. Erika Schwartz, Trust for Lisa Schwartz, Trust for Katrin Armet, Christine Iurato, and Damon Tragni shares as founder's stock.

                           Description of Securities

      All material provisions of our capital stock are summarized in this prospectus. However the following description is not complete and is subject to applicable New York law and to the provisions of our articles of incorporation and bylaws. We have filed copies of these documents as exhibits to the registration statement related to this prospectus.

Common Stock

      We are authorized to issue 30,000,000 shares, at a par value of $.001 per share. As of the date of this prospectus, there are 9,000,000 shares outstanding. After giving effect to the offering, the issued and outstanding capital stock of the Company will consist of 10,000,000 shares.

      You have the voting rights for your shares. You and all other holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. You have no cumulative voting rights with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election.

      You have dividend rights for your shares. You and all other holders of common stock are entitled to receive dividends and other distributions when, as and if declared by the Board of Directors out of funds legally available, based upon the percentage of our common stock you own. We will not pay dividends. You should not expect to receive any dividends on shares in the near future. This investment may be inappropriate for you if you need dividend income from an investment in shares.

      You have rights if we are liquidated. Upon our liquidation, dissolution or winding up of affairs, you and all other holders of our common stock will be entitled to share in the distribution of all assets remaining after payment of all debts, liabilities and expenses, and after provision has been made for each class of stock, if any, having preference over our common stock. Holders of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding common stock are, and the common stock offered hereby, when issued in exchange for the consideration paid as set forth in this Prospectus, will be, fully paid and nonassessable. Our directors, at their discretion, may borrow funds without your prior approval, which potentially further reduces the liquidation value of your shares.

      You have no right to acquire shares of stock based upon the percentage of our common stock you own when we sell more shares of our stock to other people. This is because we do not provide our stockholders with preemptive rights to subscribe for or to purchase any additional shares offered by us in the future. The absence of these rights could, upon our sale of additional shares, result in a dilution of our percentage ownership that you hold.

                         Shares Eligible for Future Sale

      Upon completion of this offering, we will have 10,000,000 shares issued and outstanding assuming all the shares offered herein are sold. The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any of our shares purchased by an "affiliate" (as that term is defined under the Act) who will be subject to the resale limitations of Rule 144 promulgated under the Act.

      There  will  be  approximately   9,000,000  shares  outstanding  that  are
"restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act.

      The common stock owned by insiders, officers and directors are deemed "restricted securities" as that term is defined under the Securities Act and in the future may be sold under Rule 144, which provides, in essence, that a person holding restricted securities for a period of one (1) year may sell every three
(3) months, in brokerage transactions and/or market maker transactions, an amount equal to the greater of (a) one percent (1%) of our issued and outstanding common stock or (b) the average weekly trading volume of the common stock during the four (4) calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of common stock without any quantity limitation by a person who is not an affiliate of the Company and who has satisfied a two (2) year holding period. Additionally, common stock underlying employee stock options granted, to the extent vested and exercised, may be resold beginning on the ninety-first day after the Effective Date of a Prospectus, or Offering Memorandum pursuant to Rule 701 promulgated under the Securities Act.

      As of the date hereof and upon completion of the offering, none of our common stock (other than those which are qualified by the SEC in connection with this offering) are available for sale under Rule 144. Future sales under Rule 144 may have an adverse effect on the market price of the Common stock. Our officers, directors and certain of our security holders have agreed not to sell, transfer or otherwise dispose of their common stock or any securities convertible into common stock for a period of 12 months from the date hereof.

      Under Rule 701 of the Securities Act, persons who purchase shares upon exercise of options granted prior to the date of this Prospectus are entitled to sell such common stock after the 90th day following the date of this Prospectus in reliance on Rule 144, without having to comply with the holding period requirements of Rule 144 and, in the case of non-affiliates, without having to comply with the public information, volume limitation or notice provisions of Rule 144. Affiliates are subject to all Rule 144 restrictions after this 90-day period, but without a holding period.

      There has been no public market for our common stock. With a relatively minimal public float and without a professional underwriter, there is little or no likelihood that an active and liquid public trading market, as that term is commonly understood, will develop, or if developed that it will be sustained, and accordingly, an investment in our common stock should be considered highly illiquid. Although we believe a public market will be established in the future, there can be no assurance that a public market for the common stock will develop. If a public market for our common stock does develop at a future time, sales by shareholders of substantial amounts of our common stock in the public market could adversely affect the prevailing market price and could impair our future ability to raise capital through the sale of our equity securities.

                                 Preferred Stock

      We are also authorized to issue one million (1,000,000) shares of Preferred Stock, par value $.001 per share, none of which is issued. The Preferred Stock may be issued in series with such rights and preferences as the Board of Directors of the Company determines.

                             Available Information

      We have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 relating to the common stock offered hereby. This prospectus, which is part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. For further information with respect to us, the common stock offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto. Statements contained in this Prospectus concerning the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete. With respect to each such contract, agreement or document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matters involved.

      The Registration Statement, including the exhibits and schedules thereto, may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address of such site is http://www.sec.gov.

      We intend to furnish to our shareowners annual reports containing audited consolidated financial statements certified by independent public accountants for each fiscal year and quarterly reports containing unaudited consolidated financial statements for the first three quarters of each fiscal year.

      We will provide without charge to each person who receives a Prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the Prospectus (not including Exhibits to the information that is incorporated by reference unless the Exhibits are themselves specifically incorporated by reference). Any such request shall be directed to the President of The Natural Energy Solutions Corporation, Erika
Schwartz,  MD,  155 White  Plains  Road,  Tarrytown,  N.Y.  10591,  Tel.#  (914)
631-2255.

      Within five days of our receipt of a subscription agreement accompanied by a check for the purchase price, we will send by first class mail a written confirmation to notify the subscriber of the extent, if any, to which such subscription has been accepted. We reserve the right to reject orders for the purchase of shares in whole or in part. Upon acceptance of each subscriber, we will promptly provide our stock transfer agent the information to issue shares.

      You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of this offering.

Special Note Regarding Forward-Looking Statements

      This prospectus contains forward-looking statements that reflect our views about future events and financial performance. Our actual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements for various reasons, including those in the "risk factors" section beginning on page 7. Therefore, you should not place undue reliance upon these forward-looking statements.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

                                 Dividend Policy

      We have never declared or paid cash dividends on our common stock and anticipate that all future earnings will be retained for development of our business. The payment of any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, future earnings, capital requirements, our financial conditions and general business conditions.

                              Stock Transfer Agent

      Our transfer agent and registrar of the common stock will be Continental Stock Transfer & Trust Company, Two Broadway, New York, New York 10004.

                                  Legal Matters

      There is no past, pending or, to our knowledge, threatened litigation or administrative action which has or is expected by our management to have a material effect upon our business, financial condition or operations, including any litigation or action involving our officers, directors, or other key personnel.

      The Law Offices of Jack H. Halperin, Esq., 317 Madison Ave., Suite 1421, New York, N.Y. 10017, Tel. #(212) 378-1200, will pass upon certain legal matters relating to the Offering.

      There is no underwriter for this offering. Therefore, offerees will not have the benefit of an underwriter's due diligence efforts which would typically include the underwriter to be involved in the preparation of disclosure and the pricing of the common stock offered hereby among other matters. As we have never engaged in the public sale of our common stock. we have no experience in the underwriting of any such offering. Accordingly. there is no prior experience from which investors may judge our ability to consummate this offering. In addition, the common stock is being offered on a "best efforts" basis. Accordingly, there can be no assurances as to the number of shares that may be sold or the amount of capital that may be raised pursuant to this offering.

--------------------------------------------------------------------------------
No dealer, salesperson or any other person is authorized to give any information or to make any representations in connection with this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus, or an offer to sell or solicitation of an offer to buy any securities by anyone The Natural Energy Solutions Corporation in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this Prospectus shall not, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date of the Prospectus.

--------------------------------------------------------------------------------

Until ____________ 2001 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Summary ...................................................................   3
Our Company ...............................................................   3
Risk Factors ..............................................................   5
Use of Proceeds ...........................................................   7
Dilution ..................................................................   8
Capitalization ............................................................   9
Plan of Distribution ......................................................   9
Management Discussion of Analysis of
  Financial Condition .....................................................  10
Business ..................................................................  10
Principal Shareholders ....................................................  18
Management ................................................................  18
Certain Transactions ......................................................  21
Description of Securities .................................................  21
Shares Eligible for Future Sale ...........................................  22
Available Information .....................................................  22
Dividend Policy ...........................................................  23
Stock Transfer Agent ......................................................  23
Legal Matters .............................................................  24
--------------------------------------------------------------------------------

                               THE NATURAL ENERGY
                                   SOLUTIONS
                                  CORPORATION

                                    1,000,000
                             SHARES OF COMMON STOCK
                           (par value $.001 per share)

                          The Natural Energy Solutions
                                   Corporation
                        155 White Plains Road, Suite 103
                               Tarrytown, NY 10591

                               _____________, 2001

                                    APPENDIX

                For Office Use Only:

-------------------------------                        -------------------------
Broker/Dealer Name & Address                           Investor:

                                                       -------------------------

                                                       Investor #: _____________

-------------------------------                        -------------------------

                             SUBSCRIPTION AGREEMENT
                                       for
                    THE NATURAL ENERGY SOLUTIONS CORPORATION

                         COMMON STOCK ($2.00 PER SHARE)

Persons interested in purchasing common stock of The Natural Energy Solutions Corporation must complete and return this Subscription Agreement along with their check or money order to:

The Natural Energy Solutions Corporation
155 White Plains Road, Suite 103
Tarrytown, NY  10591 (the "Issuer") (the "Company")

Subject only to acceptance hereof by the issuer, in its discretion, the undersigned hereby subscribes for the number of common shares and at the aggregate subscription price set forth below.

An accepted copy of this Agreement will be returned to the Subscriber as a receipt, and the physical stock certificates shall be delivered to each Investor within thirty (30) days of the Close of this Offering.

      Securities Offered-The Company is offering 1,000,000 shares (par value $.001 per share) at $2.00 per share.

      Subscription-In connection with this subscription the undersigned hereby subscribes to the number of common shares shown in the following table.

      Number of Common Shares                  = ____________________

      Multiply by Price of Shares              x      $2.00 per Share
                                                 --------------------

      Aggregate Subscription Price             = $___________________

Check or money order shall be made payable to The Natural Energy Solutions Corporation

In connection with this investment in the Company, I represent and warrant as follows:

a) Prior to tendering payment for the shares, I received a copy of and read your Prospectus dated _________________, 2001.

b)    I am a bona fide resident of the state of _________________________.

c) The Issuer and the other purchasers are relying on the truth and accuracy of the declarations, representation and warranties herein made by the undersigned. Accordingly, the foregoing representations and warranties and undertakings are made by the undersigned with the intent that they may be relied upon in determining his/her suitability as a purchaser. Investor agrees that such representations and warranties shall survive the acceptance of Investor as a purchaser, and Investor as a purchaser, and Investor indemnifies and agrees to hold harmless, the Issuer and each other purchaser from and against all damages, claims, expenses, losses or actions resulting from the untruth of any of the warranties and representations contained in this Subscription Agreement.

Please register the shares which I am purchasing as follows:

      Name ____________________________ Date ______________________________

As (check one)

  / / Individual            / / Tenants in Common       / / Existing Partnership
  / / Joint Tenants         / / Corporation             / / Trust
  / / Minor with adult custodian under the              / / IRA
      Uniform Gift to Minors Act

For the person(s) who will be registered shareholder(s):

-------------------------------------        -----------------------------------
Signature of Subscriber                      Residence Address

-------------------------------------        -----------------------------------
Name of Subscriber (Printed)                 City or Town

-------------------------------------        -----------------------------------
Signature of Co-Subscriber                   State                Zip Code

-------------------------------------        -----------------------------------
Signature of Co-Subscriber (Printed)         Telephone

-------------------------------------        -----------------------------------
Subscriber Tax I.D. or                       Co-Subscriber Tax I.D. or
Social Security Number                       Social Security Number

-------------------------------------
E-mail Address (if available)

--------------------------------------------------------------------------------

ACCEPTED BY: THE NATURAL ENERGY SOLUTIONS CORPORATION

By: ________________________________          Date: ____________________________
    Officer

                 Part II-INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. Indemnification of Officers and Directors

      The information required by this item is incorporated by reference to "indemnification" in the prospectus herein.

      At present we have not entered into individual indemnity agreements with our Officers or Directors. However, our By-Laws and Certificate of Incorporation provide a blanket indemnification that we shall indemnify, to the fullest extent under New York law, our directors and officers against certain liabilities incurred with respect to their service in such capabilities. In addition, the Certificate of Incorporation provides that the personal liability of our directors and officers and our stockholders for monetary damages will be limited.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such case.

ITEM 25. Other Expenses of Issuance and Distribution.

SEC Registration Fee                                         $   516.00
Blue Sky Fees and Expenses                                   $10,000.00
Legal Fees and Expenses                                      $20,000.00
Printing and Engraving Expenses                              $ 5,000.00
Accountant's Fees and Expenses                               $15,000.00
                                                             ----------
                                    Total:                   $50,516.00

      The foregoing expenses, except for the SEC fees, are estimated.

ITEM 26. Recent Sales of Unregistered Securities.

      (a) Unregistered Securities Sold within the past three years.

      The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

      On May 4, 2001, the Board of Directors authorized the issuance of an aggregate of 8,700,000 shares of Common Stock to the following persons:

                               Erika Schwartz, MD
                             Trust for Lisa Schwartz
                             Trust for Katrin Armet
                                Christine Iurato
                                  Damon Tragni

      These issuances were made in reliance on Section 4(2) of the Securities Act of 1933, and we did not seek information whether the acquirers were accredited or sophisticated investors.

      In May 2001 the Board of Directors authorized the sale of up to 300,000 shares of Common Stock to a group of accredited investors for a price of $1.00 per share. These issuances are being made in reliance on Rule 505 of Regulation D.

                                ITEM 27. EXHIBITS

                                Index to Exhibits

--------------------------------------------------------------------------------
SEC REFERENCE NUMBER     TITLE OF DOCUMENT                      LOCATION

--------------------------------------------------------------------------------
        3.1              Certificate of Incorporation           This filing page

--------------------------------------------------------------------------------
        3.2              By-Laws                                This filing page

--------------------------------------------------------------------------------
        5.1              Consent of Jack H. Halperin, Esq.      To be filed with
                                                                  amendment
--------------------------------------------------------------------------------
       10.7              Escrow Agreement                       To be filed with
                                                                  amendment
--------------------------------------------------------------------------------

ITEM 28. Undertakings.

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this Registration Statement

      To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement;

      To  include  any  material   information  with  respect  to  the  plan  of
distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall deemed to be a new Registration Statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of New York law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, this registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, in the City of Tarrytown, State of New York, on June 20, 2001.

(Registrant)                            THE NATURAL ENERGY SOLUTIONS CORPORATION

                                              By: /s/ Erika Schwartz
                                                  ------------------------------
                                              Erika Schwartz, MD, President and
                                              Chairman of the Board of Directors

      In accordance with the Securities Act of 1933 this registration was signed by the following persons in the capacities and on the dates indicated.

(Signature)                    /s/ Erika Schwartz
                               -------------------------------------------------
                               Erika Schwartz, M.D, Director

(Date)                         June 20, 2001
                               -------------------------------------------------

(Signature)                    /s/ Christine Iurato
                               -------------------------------------------------
                               Christine Iurato, RN, Executive Vice
                               President-Clinical Affairs

(Date)                         June 20, 2001
                               -------------------------------------------------

(Signature)                    /s/ Kenneth Chandler
                               -------------------------------------------------
                               Kenneth Chandler, Director

(Date)                         June 20, 2001
                               -------------------------------------------------

(Signature)                    ________________________________________________

(Date)                         ________________________________________________

Who must sign: the small business issuer, its principal executive officer or officers, its principal financial officer, its controller or principal accounting officer and at least the majority of directors or persons performing similar functions.

                          EXHIBITS FILED WITH FORM SB-2
                                       OF
                          THE NATURAL ENERGY SOLUTIONS
                                  CORPORATION